CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated February 23, 2019 for the Bread & Butter Fund, Inc. (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 24 under the Securities Act of 1933 and Post-Effective Amendment No. 27 under the Investment Company Act of 1940 to the Bread & Butter Fund, Inc.’s Registration Statement on Form N-1A (File Nos. 333-123976 and 811-21748), including the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Fund.

Abington, Pennsylvania

April 26, 2019